Exhibit 99.1

News Release

CalAtlantic Group, Inc. Reports 2016 Third Quarter Results

On October 1, 2015, Standard Pacific Corp. completed its merger transaction with The Ryland Group, Inc., with Standard Pacific continuing as the surviving corporation and changing its name to CalAtlantic Group, Inc.  Because the closing of the merger occurred in the 2015 fourth quarter, the highlights and comparisons below and the other financial information included in this earnings release includes only stand-alone data for predecessor Standard Pacific for the three and nine months ended September 30, 2015.  To aid analysts and other investors with year-over-year comparability for the entire merged business, we also are providing limited pro forma information, which combines the stand-alone Standard Pacific and Ryland financial and operating data for the three and nine months ended September 30, 2015.  Limited historical Ryland operating data is also presented in the tables beginning on page 15 for informational purposes.
IRVINE, CALIFORNIA, October 26, 2016.  CalAtlantic Group, Inc. (NYSE: CAA) today announced results for the third quarter ended September 30, 2016.

Larry Nicholson, President and Chief Executive Officer of CalAtlantic Group, Inc. commented, "We continue to execute our business at a high level.  With orders growth of 9%, revenue from home sales growth of 26%, and earnings per share growth of 64%, I am pleased with the result of our total team effort."

2016 CalAtlantic Third Quarter Highlights and Comparisons to 2015 Third Quarter
2016 third quarter results are for the combined company and include merger costs. The 2015 third quarter includes only the stand-alone results of Standard Pacific and includes merger related costs.

•	Net new orders of 3,531, up 166%; Dollar value of net new orders up 98%
•	566 average active selling communities, up 163%
•	3,680 new home deliveries, up 216%
•	Average selling price of $452 thousand, down 16%
•	Home sale revenues of $1.7 billion, up 166%
•	Gross margin from home sales of 22.5%, compared to 25.3%
•	SG&A rate from home sales of 10.3%, compared to 11.7%
•	Operating margin from home sales of $203.6 million, or 12.2%, compared to $85.4 million, or 13.6%
•
Net income of $132.3 million, or $0.97 per diluted share, vs. net income of $47.2 million, or $0.59 per diluted share (2016 third quarter results include the impact of $3.9 million of merger costs, compared to $11.2 million for the 2015 third quarter)

•	$387.1 million of land purchases and development costs, compared to $262.2 million
•	Repurchased 1.1 million shares during the quarter at an average price of $34.12 and a total expenditure of $37.6 million

2016 CalAtlantic Third Quarter Highlights and Comparisons to Pro Forma 2015 CalAtlantic Third Quarter
To aid analysts and other investors with year-over-year comparability for the entire merged business, we provide the below pro forma information.  This pro forma information is a combination of stand-alone third quarter 2015 Standard Pacific and Ryland financial and operating data compared to actual 2016 CalAtlantic third quarter results.  Such pro forma data was not prepared to comply with Regulation S-X of the SEC Rules and Regulations.

•	Net new orders of 3,531, up 9%; Dollar value of net new orders up 8%
•	566 average active selling communities, flat
•	3,680 new home deliveries, up 15%
•	Average selling price of $452 thousand, up 10%

•	Home sale revenues of $1.7 billion, up 26%
•	Pretax income of $210.7 million vs. $143.9 million* (2016 third quarter results include the impact of $3.9 million of merger costs, compared to $11.2 million for the 2015 third quarter)
•	$387.1 million of land purchases and development costs, compared to $432.8 million

Orders.  Net new orders for the 2016 third quarter were up 9% from the pro forma 2015 third quarter, to 3,531 homes, with the dollar value of these orders up 8%.  The Company's monthly sales absorption rate was 2.1 per community for the 2016 third quarter, up 9% from the pro forma 2015 third quarter and down 10% from the 2016 second quarter, approximately half the decline associated with normal seasonal patterns.  The Company's cancellation rate for the 2016 third quarter was 16%, down compared to 20% for the pro forma 2015 third quarter and slightly up from 15% for the 2016 second quarter.

Backlog.  The dollar value of homes in backlog increased 10% to $3.3 billion, or 7,307 homes, compared to $3.0 billion, or 6,707 homes, for the pro forma 2015 third quarter, and decreased 3% compared to $3.4 billion, or 7,456 homes, for the 2016 second quarter.  The increase in pro forma year-over-year backlog value was driven primarily by the 9% increase in the Company's monthly sales absorption rate.  As of September 30, 2016, the average gross margin of the 7,307 total homes in backlog was 21.4%.  For the 4,306 homes scheduled to close in the fourth quarter of 2016, the gross margin in backlog as of such date was 21.2%.

Revenue.  Revenues from home sales for the 2016 third quarter increased 26%, to $1.7 billion, as compared to the pro forma 2015 third quarter, resulting from a 15% increase on a pro forma basis in new home deliveries and a 10% increase on a pro forma basis in the Company's average home price to $452 thousand.  The increase in average home price was primarily attributable to product mix and general price increases within select markets.

Gross Margin.  The Company achieved gross margin from homes sales of 22.5% for the 2016 third quarter.  Excluding 270 bps of capitalized interest amortized to cost of home sales, our pre-interest gross margin was 25.2%*.  Our 2016 gross margin was negatively impacted by a shift in product mix, a competitive pricing environment, and an increase in direct construction costs per home.

SG&A Expenses. Selling, general and administrative expenses for the 2016 third quarter were $170.8 million, or 10.3%, as compared to $73.3 million, or 11.7%, for the 2015 third quarter.  This 140 basis point improvement was primarily the result of a 166% increase in home sale revenues and the operating leverage associated with the increase in revenue and the synergies gained in connection with the merger.

Land.  During the 2016 third quarter, the Company spent $387.1 million on land purchases and development costs, compared to $432.8 million for the pro forma 2015 third quarter. The Company purchased $227.6 million of land, consisting of 3,798 homesites, of which 20% (based on homesites) is located in the North region, 37% in the Southeast region, 33% in the Southwest region, and 10% in the West region.  As of September 30, 2016, the Company owned or controlled 67,964 homesites, of which 46,119 were owned and actively selling or under development, 16,579 were controlled or under option, and the remaining 5,266 homesites were held for future development or for sale.

Liquidity.  The Company ended the quarter with $675.1 million of available liquidity, including $184.0 million of unrestricted homebuilding cash and $491.1 million available to borrow under its $750 million revolving credit facility. The Company's homebuilding debt to book capitalization as of September 30, 2016 and 2015 was 46.4% and 56.8%, respectively, and adjusted net homebuilding debt to adjusted book capitalization was 44.9%* and 55.4%*, respectively.  In addition, the Company's homebuilding debt to adjusted homebuilding EBITDA for the LTM period ending September 30, 2016 and 2015 was 3.7x* and 4.7x*, respectively.

Share Repurchase.  During the third quarter, the Company repurchased 1.1 million shares of its common stock at an average price of $34.12 and a total third quarter spend of $37.6 million.  This brings the year-to-date repurchases for the nine months ended September 30, 2016 to 4.3 million shares at an average price of $31.99 and a total year-to-date spend of $137.5 million.

Earnings Conference Call

A conference call to discuss the Company's 2016 third quarter results will be held at 11:00 a.m. Eastern time October 27, 2016.  The call will be broadcast live over the Internet and can be accessed through the Company's website at http://investors.calatlantichomes.com.  The call will also be accessible via telephone by dialing (800) 723-6604 (domestic) or (785) 830-7977 (international); Passcode: 3619958. The audio transmission with the slide presentation will be available on our website for replay within 2 to 3 hours following the live broadcast, and can be accessed by dialing (888) 203-1112 (domestic) or (719) 457-0820 (international); Passcode: 3619958.

About CalAtlantic Group, Inc.

CalAtlantic Group, Inc. (NYSE: CAA), a combination of Standard Pacific Corp. and Ryland Group, Inc., two of the nation's largest and most respected homebuilders, offers well-crafted homes in thoughtfully designed communities that meet the desires of customers across the homebuilding spectrum, from entry level to luxury, in 41 Metropolitan Statistical Areas spanning 17 states.  With a trusted reputation for quality craftsmanship, an outstanding customer experience and exceptional architectural design earned over its 50 year history, CalAtlantic Group, Inc. utilizes its over five decades of land acquisition, development and homebuilding expertise to acquire and build desirable communities in locations that meet the high expectations of the company's homebuyers.  We invite you to learn more about us by visiting www.calatlantichomes.com.

The pro forma results presented above are not necessarily indicative of how the Company would have performed if Ryland and Standard Pacific were combined for the first nine months of 2015 and are not necessarily indicative of the combined Company's future performance. This news release and the referenced earnings conference call contain forward-looking statements.  These statements include but are not limited to statements regarding the integration of the operations of Standard Pacific and Ryland, the future success of those combined operations; new home orders; deliveries; backlog; absorption rates; cancellation rates; average home price; revenue; profitability; cash flow; liquidity; gross margin; operating margin; product mix; land supply; our liquidity; our ability to execute our business; and the amount and timing of share repurchases.  Forward-looking statements are based on our current expectations or beliefs regarding future events or circumstances, and you should not place undue reliance on these statements.  Such statements involve known and unknown risks, uncertainties, assumptions and other factors many of which are out of the Company's control and difficult to forecast that may cause actual results to differ materially from those that may be described or implied.  Such factors include but are not limited to:  local and general economic and market conditions, including consumer confidence, employment rates, interest rates, the cost and availability of mortgage financing, and stock market, home and land valuations; the impact on economic conditions, terrorist attacks or the outbreak or escalation of armed conflict involving the United States; the cost and availability of suitable undeveloped land, building materials and labor; the cost and availability of construction financing and corporate debt and equity capital; our significant amount of debt and the impact of restrictive covenants in our debt agreements; our ability to repay our debt as it comes due; changes in our credit rating or outlook; the demand for and affordability of single-family homes; the supply of housing for sale; cancellations of purchase contracts by homebuyers; the cyclical and competitive nature of the Company's business; governmental regulation, including the impact of "slow growth" or similar initiatives; delays in the land entitlement process, development, construction, or the opening of new home communities; adverse weather conditions and natural disasters; environmental matters; risks relating to the Company's mortgage banking operations; future business decisions and the Company's ability to successfully implement the Company's operational and other strategies; litigation and warranty claims; and other risks discussed in the Company's filings with the Securities and Exchange Commission, including in the Company's Annual Report on Form 10-K for the year ended Dec. 31, 2015 and subsequent Quarterly Reports on Form 10-Q.  The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements.  The Company nonetheless reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release.  No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

Contact:
Jeff McCall, EVP & CFO (240) 532-3888, jeff.mccall@calatl.com

*Please see "Reconciliation of Non-GAAP Financial Measures" beginning on page 12.

###

(Note: Tables Follow)

KEY STATISTICS AND FINANCIAL DATA1

	As of or For the Three Months Ended
	September 30,	September 30,	Percentage	June 30,	Percentage
	2016	2015	or % Change	2016	or % Change
Select Operating Data	(Dollars in thousands)

Deliveries	3,680	1,165	216%	3,484	6%
Average selling price	$452	$537	(16%)	$447	1%
Home sale revenues	$1,665,030	$626,008	166%	$1,558,701	7%
Gross margin % (including land sales)	22.4%	24.5%	(2.1%)	21.6%	0.8%
Gross margin % from home sales	22.5%	25.3%	(2.8%)	21.9%	0.6%
Adjusted gross margin % from home sales (excluding purchase
accounting adjustments included in cost of home sales)*	22.5%	25.3%	(2.8%)	22.2%	0.3%
Adjusted gross margin % from home sales (excluding purchase
accounting adjustments and interest amortized to cost of
home sales)*	25.2%	30.2%	(5.0%)	24.8%	0.4%
Incentive and stock-based compensation expense	$18,594	$5,932	213%	$17,275	8%
Selling expenses	$84,723	$32,687	159%	$81,396	4%
G&A expenses (excluding incentive and stock-based
compensation expenses)	$67,498	$34,641	95%	$67,023	1%
SG&A expenses	$170,815	$73,260	133%	$165,694	3%
SG&A % from home sales	10.3%	11.7%	(1.4%)	10.6%	(0.3%)
Operating margin from home sales	$203,587	$85,390	138%	$175,214	16%
Operating margin % from home sales	12.2%	13.6%	(1.4%)	11.2%	1.0%
Adjusted operating margin from home sales*	$203,587	$85,390	138%	$181,072	12%
Adjusted operating margin % from home sales*	12.2%	13.6%	(1.4%)	11.6%	0.6%
Net new orders	3,531	1,326	166%	3,921	(10%)
Net new orders (dollar value)	$1,520,358	$768,557	98%	$1,749,217	(13%)
Average active selling communities	566	215	163%	567	(0%)
Monthly sales absorption rate per community	2.1	2.1	1%	2.3	(10%)
Cancellation rate	16%	19%	(3%)	15%	1%
Gross cancellations	679	302	125%	711	(5%)
Backlog (homes)	7,307	2,733	167%	7,456	(2%)
Backlog (dollar value)	$3,314,883	$1,655,496	100%	$3,428,713	(3%)

Land purchases (incl. seller financing)	$227,596	$125,982	81%	$237,925	(4%)
Adjusted Homebuilding EBITDA*	$267,835	$130,769	105%	$243,048	10%
Adjusted Homebuilding EBITDA Margin %*	16.0%	20.1%	(4.1%)	15.4%	0.6%
Homebuilding interest incurred	$56,872	$42,304	34%	$55,610	2%
Homebuilding interest capitalized to inventories owned	$55,761	$41,611	34%	$54,564	2%
Homebuilding interest capitalized to investments in JVs	$1,111	$693	60%	$1,046	6%
Interest amortized to cost of sales (incl. cost of land sales)	$44,751	$33,323	34%	$41,830	7%

	As of
	September 30,	December 31,	Percentage
	2016	2015	or % Change
Select Balance Sheet Data	(Dollars in thousands, except per share amounts)

Homebuilding cash (including restricted cash)	$213,829	$187,066	14%
Inventories owned	$6,533,047	$6,069,959	8%
Goodwill	$970,185	$933,360	4%
Homesites owned and controlled	67,964	70,494	(4%)
Homes under construction	7,365	6,081	21%
Completed specs	973	1,325	(27%)
Homebuilding debt	$3,580,729	$3,487,699	3%
Stockholders' equity	$4,134,435	$3,861,436	7%
Stockholders' equity per share	$35.23	$31.84	11%
Total consolidated debt to book capitalization	47.5%	49.5%	(2.0%)
Adjusted net homebuilding debt to total adjusted
book capitalization*	44.9%	46.1%	(1.2%)

PRO FORMA KEY STATISTICS AND FINANCIAL DATA1

	As of or For the Three Months Ended
	Actual September 30,	Pro Forma September 30,		Percentage	Actual June 30,	Percentage
	2016	2015		or % Change	2016	or % Change
Select Operating Data	(Dollars in thousands)

Deliveries	3,680	3,211		15%	3,484	6%
Average selling price	$452	$411		10%	$447	1%
Home sale revenues	$1,665,030	$1,318,885	*	26%	$1,558,701	7%
Pretax income	$210,746	$143,852	*	47%	$179,617	17%
Pretax income (excluding purchase accounting adjustments
included in cost of home sales and merger costs)*	$214,683	$155,068		38%	$190,480	13%
Net new orders	3,531	3,238		9%	3,921	(10%)
Net new orders (dollar value)	$1,520,358	$1,413,512		8%	$1,749,217	(13%)
Average active selling communities	566	567		(0%)	567	(0%)
Monthly sales absorption rate per community	2.1	1.9		9%	2.3	(10%)
Cancellation rate	16%	20%		(4%)	15%	1%
Gross cancellations	679	797		(15%)	711	(5%)
Backlog (homes)	7,307	6,707		9%	7,456	(2%)
Backlog (dollar value)	$3,314,883	$3,014,957		10%	$3,428,713	(3%)

Land purchases (incl. seller financing)	$227,596	$211,588		8%	$237,925	(4%)

1All statistical numbers exclude unconsolidated joint ventures unless noted otherwise.
*Please see "Reconciliation of Non-GAAP Financial Measures" beginning on page 12.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,			Nine Months Ended September 30,
	2016	2015		2016	2015
	(Dollars in thousands, except per share amounts)
	(Unaudited)
Homebuilding:
Home sale revenues	$1,665,030		$626,008	$4,402,896		$1,789,065
Land sale revenues	5,928		26,182	32,107		33,035
Total revenues	1,670,958		652,190	4,435,003		1,822,100
Cost of home sales	(1,290,628)		(467,358)	(3,440,549)		(1,346,108)
Cost of land sales	(5,638)		(25,076)	(31,217)		(30,190)
Total cost of sales	(1,296,266)		(492,434)	(3,471,766)		(1,376,298)
Gross margin	374,692		159,756	963,237		445,802
Gross margin %	22.4%		24.5%	21.7%		24.5%
Selling, general and administrative expenses	(170,815)		(73,260)	(473,210)		(219,240)
Income (loss) from unconsolidated joint ventures	1,231		121	2,643		(381)
Other income (expense)	(4,169)		(11,170)	(11,992)		(16,742)
Homebuilding pretax income	200,939		75,447	480,678		209,439
Financial Services:
Revenues	21,433		7,011	59,524		19,815
Expenses	(11,626)		(4,164)	(34,635)		(12,942)
Financial services pretax income	9,807		2,847	24,889		6,873
Income before taxes	210,746		78,294	505,567		216,312
Provision for income taxes	(78,398)		(31,117)	(187,798)		(80,332)
Net income	132,348		47,177	317,769		135,980
Less: Net income allocated to preferred shareholder	―		(11,342)	―		(32,818)
Less: Net income allocated to unvested restricted stock	(294)		(93)	(635)		(274)
Net income available to common stockholders	$132,054		$35,742	$317,134		$102,888

Income Per Common Share:
Basic	$1.12		$0.65	$2.66		$1.87
Diluted	$0.97		$0.59	$2.34		$1.71

Weighted Average Common Shares Outstanding:
Basic	118,338,891		55,345,443	119,188,145		55,059,683
Diluted	136,077,415		62,292,524	136,888,927		62,152,754

Weighted average additional common shares outstanding
if preferred shares converted to common shares	―		17,562,557	―		17,562,557

Total weighted average diluted common shares outstanding
if preferred shares converted to common shares	136,077,415		79,855,081	136,888,927		79,715,311

Cash Dividends Declared Per Common Share	$0.04	$	―	$0.12	$	―

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2016	2015
	(Dollars in thousands)
ASSETS	(Unaudited)
Homebuilding:
Cash and equivalents	$184,033	$151,076
Restricted cash	29,796	35,990
Inventories:
Owned	6,533,047	6,069,959
Not owned	75,484	83,246
Investments in unconsolidated joint ventures	139,373	132,763
Deferred income taxes, net	323,955	396,194
Goodwill	970,185	933,360
Other assets	109,348	118,768
Total Homebuilding Assets	8,365,221	7,921,356
Financial Services:
Cash and equivalents	30,241	35,518
Restricted cash	21,799	22,914
Mortgage loans held for sale, net	171,262	325,770
Mortgage loans held for investment, net	24,450	22,704
Other assets	19,488	17,243
Total Financial Services Assets	267,240	424,149
Total Assets	$8,632,461	$8,345,505

LIABILITIES AND EQUITY
Homebuilding:
Accounts payable	$204,803	$191,681
Accrued liabilities	533,794	478,793
Revolving credit facility	146,000	―
Secured project debt and other notes payable	40,930	25,683
Senior notes payable	3,393,799	3,462,016
Total Homebuilding Liabilities	4,319,326	4,158,173
Financial Services:
Accounts payable and other liabilities	16,802	22,474
Mortgage credit facilities	161,898	303,422
Total Financial Services Liabilities	178,700	325,896
Total Liabilities	4,498,026	4,484,069
Equity:
Stockholders' Equity:
Preferred stock	―	―
Common stock	1,173	1,213
Additional paid-in capital	3,293,823	3,324,328
Accumulated earnings	839,395	535,890
Accumulated other comprehensive income, net of tax	44	5
Total Equity	4,134,435	3,861,436
Total Liabilities and Equity	$8,632,461	$8,345,505

INVENTORIES

	September 30,	December 31,
	2016	2015
	(Dollars in thousands)
	(Unaudited)
Inventories Owned:
Land and land under development	$3,452,896	$3,546,289
Homes completed and under construction	2,581,562	2,039,597
Model homes	498,589	484,073
Total inventories owned	$6,533,047	$6,069,959

Inventories Owned by Segment:
North	$859,559	$703,651
Southeast	1,904,047	1,753,301
Southwest	1,460,966	1,400,524
West	2,308,475	2,212,483
Total inventories owned	$6,533,047	$6,069,959

REGIONAL OPERATING DATA

In connection with the merger with Ryland, the Company began evaluating the business and allocating resources based on each of the four post-merger homebuilding regions of CalAtlantic. The Company's four homebuilding reportable segments include: North (Baltimore, Chicago, Delaware, Indianapolis, Metro Washington, D.C., Minneapolis/St. Paul, New Jersey, Northern Virginia, Philadelphia and Atlanta); Southeast (Florida and the Carolinas); Southwest (Texas, Colorado and Nevada) and West (California and Arizona).  All prior periods have been restated to conform to CalAtlantic's new presentation.
	Three Months Ended September 30,
	2016		2015			% Change
	Homes	ASP	Homes	ASP		Homes	ASP
	(Dollars in thousands)
New homes delivered:
North	848	$332	n/a	$	n/a	n/a	n/a
Southeast	1,052	380	467		437	125%	(13%)
Southwest	894	435	282		552	217%	(21%)
West	886	671	416		641	113%	5%
Consolidated total	3,680	$452	1,165		$537	216%	(16%)

	Nine Months Ended September 30,
	2016		2015			% Change
	Homes	ASP	Homes	ASP		Homes	ASP
	(Dollars in thousands)
New homes delivered:
North	2,120	$335	n/a	$	n/a	n/a	n/a
Southeast	2,748	387	1,328		411	107%	(6%)
Southwest	2,751	424	858		533	221%	(20%)
West	2,272	645	1,256		625	81%	3%
Consolidated total	9,891	$445	3,442		$520	187%	(14%)

	Three Months Ended September 30,
	2016		2015			% Change
	Homes	ASP	Homes	ASP		Homes	ASP
	(Dollars in thousands)
Net new orders:
North	823	$337	n/a	$	n/a	n/a	n/a
Southeast	1,071	375	429		463	150%	(19%)
Southwest	831	428	325		559	156%	(23%)
West	806	603	572		679	41%	(11%)
Consolidated total	3,531	$431	1,326		$580	166%	(26%)

	Nine Months Ended September 30,
	2016		2015			% Change
	Homes	ASP	Homes	ASP		Homes	ASP
	(Dollars in thousands)
Net new orders:
North	2,647	$333	n/a	$	n/a	n/a	n/a
Southeast	3,384	374	1,511		442	124%	(15%)
Southwest	2,907	429	1,123		523	159%	(18%)
West	2,649	632	1,830		656	45%	(4%)
Consolidated total	11,587	$437	4,464		$550	160%	(21%)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2016	2015	% Change	2016	2015	% Change
Average number of selling communities
during the period:
North	134	n/a	n/a	125	n/a	n/a
Southeast	182	96	90%	180	88	105%
Southwest	165	54	206%	170	54	215%
West	85	65	31%	91	63	44%
Consolidated total	566	215	163%	566	205	176%

REGIONAL OPERATING DATA (Continued)

	At September 30,
	2016		2015			% Change
	Homes	Dollar Value	Homes	Dollar Value		Homes	Dollar Value
	(Dollars in thousands)
Backlog:
North	1,530	$523,882	n/a	$	n/a	n/a	n/a
Southeast	2,257	934,797	954		511,449	137%	83%
Southwest	2,058	945,052	811		438,753	154%	115%
West	1,462	911,152	968		705,294	51%	29%
Consolidated total	7,307	$3,314,883	2,733		$1,655,496	167%	100%

	At September 30,
	2016	2015	% Change
Homesites owned and controlled:
North	15,966	n/a	n/a
Southeast	22,993	16,098	43%
Southwest	15,113	6,537	131%
West	13,892	12,880	8%
Total (including joint ventures)	67,964	35,515	91%

Homesites owned	51,385	28,343	81%
Homesites optioned or subject to contract	15,209	5,792	163%
Joint venture homesites	1,370	1,380	(1%)
Total (including joint ventures)	67,964	35,515	91%

Homesites owned:
Raw lots	13,168	6,916	90%
Homesites under development	11,836	7,717	53%
Finished homesites	14,235	7,674	85%
Under construction or completed homes	10,055	4,323	133%
Held for sale	2,091	1,713	22%
Total	51,385	28,343	81%

PRO FORMA REGIONAL OPERATING DATA
	Three Months Ended September 30,
	Actual 2016		Pro Forma 2015		% Change
	Homes	ASP	Homes	ASP	Homes	ASP
	(Dollars in thousands)
New homes delivered:
North	848	$332	768	$339	10%	(2%)
Southeast	1,052	380	976	365	8%	4%
Southwest	894	435	857	410	4%	6%
West	886	671	610	575	45%	17%
Consolidated total	3,680	$452	3,211	$411	15%	10%

	Nine Months Ended September 30,
	Actual 2016		Pro Forma 2015		% Change
	Homes	ASP	Homes	ASP	Homes	ASP
	(Dollars in thousands)
New homes delivered:
North	2,120	$335	1,940	$340	9%	(1%)
Southeast	2,748	387	2,589	353	6%	10%
Southwest	2,751	424	2,519	407	9%	4%
West	2,272	645	1,717	594	32%	9%
Consolidated total	9,891	$445	8,765	$413	13%	8%

	Three Months Ended September 30,
	Actual 2016		Pro Forma 2015		% Change
	Homes	ASP	Homes	ASP	Homes	ASP
	(Dollars in thousands)
Net new orders:
North	823	$337	636	$337	29%	―
Southeast	1,071	375	905	376	18%	(0%)
Southwest	831	428	926	427	(10%)	0%
West	806	603	771	601	5%	0%
Consolidated total	3,531	$431	3,238	$437	9%	(1%)

	Nine Months Ended September 30,
	Actual 2016		Pro Forma 2015		% Change
	Homes	ASP	Homes	ASP	Homes	ASP
	(Dollars in thousands)
Net new orders:
North	2,647	$333	2,201	$336	20%	(1%)
Southeast	3,384	374	3,145	364	8%	3%
Southwest	2,907	429	3,314	412	(12%)	4%
West	2,649	632	2,492	592	6%	7%
Consolidated total	11,587	$437	11,152	$424	4%	3%

	Three Months Ended September 30,			Nine Months Ended September 30,
	Actual 2016	Pro Forma 2015	% Change	Actual 2016	Pro Forma 2015	% Change
Average number of selling
communities during the period:
North	134	118	14%	125	116	8%
Southeast	182	177	3%	180	171	5%
Southwest	165	185	(11%)	170	183	(7%)
West	85	87	(2%)	91	83	10%
Consolidated total	566	567	(0%)	566	553	2%

PRO FORMA REGIONAL OPERATING DATA (Continued)

	At September 30,
	Actual 2016		Pro Forma 2015		% Change
	Homes	Dollar Value	Homes	Dollar Value	Homes	Dollar Value
	(Dollars in thousands)
Backlog:
North	1,530	$523,882	1,234	$417,931	24%	25%
Southeast	2,257	934,797	1,933	805,356	17%	16%
Southwest	2,058	945,052	2,220	957,390	(7%)	(1%)
West	1,462	911,152	1,320	834,279	11%	9%
Consolidated total	7,307	$3,314,883	6,707	$3,014,956	9%	10%

	At September 30,
	Actual 2016	Pro Forma 2015	% Change
Homesites owned and controlled:
North	15,966	16,848	(5%)
Southeast	22,993	26,695	(14%)
Southwest	15,113	17,223	(12%)
West	13,892	14,994	(7%)
Total (including joint ventures)	67,964	75,760	(10%)

Homesites owned	51,385	54,014	(5%)
Homesites optioned or subject to contract	15,209	19,760	(23%)
Joint venture homesites	1,370	1,986	(31%)
Total (including joint ventures)	67,964	75,760	(10%)

Homesites owned:
Raw lots	13,168	10,334	27%
Homesites under development	11,836	22,935	(48%)
Finished homesites	14,235	8,737	63%
Under construction or completed homes	10,055	10,200	(1%)
Held for sale	2,091	1,808	16%
Total	51,385	54,014	(5%)

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Each of the below measures are non-GAAP financial measures and other companies may calculate such non-GAAP measures differently.  Due to the significance of the GAAP components excluded, such measures should not be considered in isolation or as an alternative to operating performance measures prescribed by GAAP.

The table set forth below reconciles the Company's gross margin percentage from home sales to adjusted gross margin percentage from home sales, excluding extraordinary purchase accounting adjustments related to the merger and interest amortized to cost of home sales.  The table set forth below also calculates adjusted operating margin percentage from home sales, excluding extraordinary purchase accounting adjustments related to the merger.  We believe these measures are useful to management and investors as they provide perspective on the underlying operating performance of the business excluding these charges and provide comparability with the Company's peer group.

	Three Months Ended
	September 30, 2016	Gross Margin %	September 30, 2015	Gross Margin %	June 30, 2016	Gross Margin %
	(Dollars in thousands)

Home sale revenues	$1,665,030		$626,008		$1,558,701
Less: Cost of home sales	(1,290,628)		(467,358)		(1,217,793)
Gross margin from home sales	374,402	22.5%	158,650	25.3%	340,908	21.9%
Add: Purchase accounting adjustments included
in cost of home sales	―	n/a	―	n/a	5,858	0.3%
Adjusted gross margin from home sales, excluding purchase
accounting adjustments included in cost of home sales	374,402	22.5%	158,650	25.3%	346,766	22.2%
Add: Capitalized interest included in cost
of home sales	44,636	2.7%	30,275	4.9%	40,528	2.6%
Adjusted gross margin from home sales, excluding
purchase accounting adjustments and interest
amortized to cost of home sales	$419,038	25.2%	$188,925	30.2%	$387,294	24.8%

Adjusted gross margin from home sales, excluding purchase
accounting adjustments included in cost of home sales	$374,402	22.5%	$158,650	25.3%	$346,766	22.2%
Less: Selling, general and administrative expenses	(170,815)	(10.3%)	(73,260)	(11.7%)	(165,694)	(10.6%)
Adjusted operating margin from home sales, excluding
purchase accounting adjustments	$203,587	12.2%	$85,390	13.6%	$181,072	11.6%

The table set forth below reconciles the Company's pretax income to adjusted pretax income, excluding extraordinary purchase accounting adjustments and merger and other one-time transaction related costs.  We believe these measures are useful to management and investors as they provide perspective on the underlying operating performance of the business excluding these charges and provide comparability with the Company's peer group.

	Three Months Ended
	September 30, 2016	June 30, 2016
	(Dollars in thousands)

Pretax income	$210,746	$179,617
Add:
Purchase accounting adjustments included in cost of home sales	―	5,858
Merger and other one-time transaction related costs	3,937	5,005
Adjusted pretax income	$214,683	$190,480

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Continued)

The table set forth below reconciles the Company's total consolidated debt to adjusted net homebuilding debt and provides the Company's total consolidated debt to book capitalization and adjusted net homebuilding debt to total adjusted book capitalization ratios.  In addition, the table set forth below calculates homebuilding debt to adjusted homebuilding EBITDA.  We believe these ratios are useful to management and investors as a measure of the Company's ability to obtain financing.  For purposes of the ratio of adjusted net homebuilding debt to total adjusted book capitalization, total adjusted book capitalization is adjusted net homebuilding debt plus stockholders' equity.  Adjusted net homebuilding debt excludes indebtedness of the Company's financial services subsidiary and additionally reflects the offset of cash and equivalents.

	September 30, 2016	June 30, 2016	December 31, 2015	September 30, 2015
	(Dollars in thousands)

Total consolidated debt	$3,742,627	$3,890,212	$3,791,121	$2,457,626
Less:
Financial services indebtedness	(161,898)	(174,514)	(303,422)	(78,859)
Homebuilding cash, including restricted cash	(213,829)	(286,840)	(187,066)	(135,279)
Adjusted net homebuilding debt	3,366,900	3,428,858	3,300,633	2,243,488
Stockholders' equity	4,134,435	4,039,955	3,861,436	1,807,327
Total adjusted book capitalization	$7,501,335	$7,468,813	$7,162,069	$4,050,815

Total consolidated debt to book capitalization	47.5%	49.1%	49.5%	57.6%

Adjusted net homebuilding debt to total adjusted book capitalization	44.9%	45.9%	46.1%	55.4%

Homebuilding debt	$3,580,729	$3,715,698	$3,487,699	$2,378,767
LTM adjusted homebuilding EBITDA	$979,694	$842,628	$648,313	$501,458

Homebuilding debt to adjusted homebuilding EBITDA	3.7x	4.4x	5.4x	4.7x

The table set forth below calculates EBITDA and Adjusted Homebuilding EBITDA.  Adjusted Homebuilding EBITDA means net income (plus cash distributions of income from unconsolidated joint ventures) before (a) income taxes, (b) homebuilding interest expense, (c) expensing of previously capitalized interest included in cost of sales, (d) impairment charges and deposit write-offs, (e) (gain) loss on early extinguishment of debt, (f) homebuilding depreciation and amortization, including amortization of capitalized model costs, (g) amortization of stock-based compensation, (h) income (loss) from unconsolidated joint ventures, (i) income (loss) from financial services subsidiaries, (j) extraordinary purchase accounting adjustments and (k) merger and other one-time transaction related costs.  Other companies may calculate Adjusted Homebuilding EBITDA (or similarly titled measures) differently.  We believe Adjusted Homebuilding EBITDA information is useful to management and investors as it provides perspective on the underlying performance of the business.  Adjusted Homebuilding EBITDA is a non-GAAP financial measure and due to the significance of the GAAP components excluded, should not be considered in isolation or as an alternative to net income, cash flow from operations or any other operating or liquidity performance measure prescribed by GAAP.

	Three Months Ended			LTM Ended September 30,
	September 30, 2016	September 30, 2015	June 30, 2016	2016	2015
	(Dollars in thousands)

Net income	$132,348	$47,177	$112,760	$395,298	$200,624
Provision for income taxes	78,398	31,117	66,857	236,446	120,070
Homebuilding interest amortized to cost of sales	44,751	33,323	41,830	163,820	131,878
Homebuilding depreciation and amortization	15,735	7,368	15,381	61,827	30,691
EBITDA	271,232	118,985	236,828	857,391	483,263
Add:
Amortization of stock-based compensation	3,704	3,536	3,726	18,220	9,353
Cash distributions of income from unconsolidated joint ventures	―	―	―	2,688	592
Purchase accounting adjustments included in cost of home sales	―	―	5,858	82,705	―
Merger and other one-time costs	3,937	11,216	5,005	58,635	16,888
Less:
Income (loss) from unconsolidated joint ventures	1,231	121	223	4,990	(707)
Income from financial services subsidiaries	9,807	2,847	8,146	34,955	9,345
Adjusted Homebuilding EBITDA	$267,835	$130,769	$243,048	$979,694	$501,458
Homebuilding revenues	$1,670,958	$652,190	$1,578,362	$6,109,314	$2,575,744
Adjusted Homebuilding EBITDA Margin %	16.0%	20.1%	15.4%	16.0%	19.5%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Continued)

Because the closing of the merger occurred after the 2015 third quarter, financial statement information for the three months ended September 30, 2015 includes only stand-alone data for predecessor Standard Pacific Corp.  The table set forth below reconciles the Company's reported home sale revenues and pretax income to comparative financial measures on a combined basis for periods prior to the merger excluding merger and other one-time transaction related costs.  Certain adjustments, including those related to conforming accounting policies and adjusting acquired inventory to fair value, have not been reflected in the pro forma financial measures below due to the impracticability of estimating such impacts.  Such pro forma data was not prepared to comply with Regulation S-X of the SEC Rules and Regulations.  The following non-GAAP financial measures have been provided as we believe this data is useful to investors for purposes of assessing the Company's operating performance on a combined basis for year-over-year comparison purposes.

Three Months Ended
September 30, 2015
(Dollars in thousands)

Home sale revenues	$626,008
Add: Ryland home sale revenues	692,877
Pro forma combined home sale revenues	$1,318,885

Pretax income	$78,294
Add: Ryland pretax income	65,558
Pro forma combined pretax income	$143,852
Add:
Merger and other one-time transaction related costs	11,216
Adjusted pro forma combined pretax income	$155,068

RYLAND REGIONAL QUARTERLY OPERATING DATA
	Q3 2015	Q2 2015	Q1 2015	Q4 2014	Q3 2014	Q2 2014	Q1 2014
	(Dollars in thousands)
New homes delivered:
North	768	650	522	890	731	574	516
Southeast	509	425	327	575	478	386	354
Southwest	575	582	504	817	656	596	508
West	194	157	110	207	153	144	92
Consolidated total	2,046	1,814	1,463	2,489	2,018	1,700	1,470

Average selling price (deliveries):
North	$339	$339	$345	$335	$330	$337	$322
Southeast	300	291	281	286	278	261	264
Southwest	341	353	332	327	319	325	319
West	434	555	566	541	548	539	638
Consolidated total	$339	$351	$343	$338	$331	$333	$327

Net new orders:
North	636	747	818	493	607	820	744
Southeast	476	579	579	402	376	507	501
Southwest	601	837	753	533	567	724	753
West	199	224	239	119	157	177	188
Consolidated total	1,912	2,387	2,389	1,547	1,707	2,228	2,186

Average selling price (orders):
North	$337	$338	$335	$338	$343	$345	$325
Southeast	298	292	289	288	304	283	279
Southwest	356	360	347	344	334	330	325
West	375	403	463	591	516	543	548
Consolidated total	$337	$341	$340	$347	$347	$342	$334

Average number of selling communities
during the period:
North	118	113	117	117	116	109	98
Southeast	81	81	85	87	81	78	78
Southwest	131	129	123	114	101	98	102
West	22	20	21	18	16	17	17
Consolidated total	352	343	346	336	314	302	295

Backlog:
North	1,234	1,366	1,269	973	1,370	1,494	1,248
Southeast	979	1,013	859	607	780	882	761
Southwest	1,409	1,384	1,129	880	1,164	1,253	1,125
West	352	353	286	157	245	241	208
Consolidated total	3,974	4,116	3,543	2,617	3,559	3,870	3,342

STANDARD PACIFIC REGIONAL QUARTERLY OPERATING DATA
	Q3 2015	Q2 2015	Q1 2015	Q4 2014	Q3 2014	Q2 2014	Q1 2014
	(Dollars in thousands)
New homes delivered:
Southeast	467	476	385	508	472	500	391
Southwest	282	338	238	348	272	237	202
West	416	491	349	619	506	499	402
Consolidated total	1,165	1,305	972	1,475	1,250	1,236	995

Average selling price (deliveries):
Southeast	$437	$414	$377	$382	$360	$339	$329
Southwest	552	538	504	469	474	477	433
West	641	643	583	593	602	619	574
Consolidated total	$537	$532	$482	$491	$483	$479	$449

Net new orders:
Southeast	429	524	558	395	446	517	483
Southwest	325	406	392	240	245	434	288
West	572	637	621	343	463	573	540
Consolidated total	1,326	1,567	1,571	978	1,154	1,524	1,311

Average selling price (orders):
Southeast	$463	$446	$423	$385	$388	$367	$359
Southwest	559	509	509	509	480	452	467
West	679	655	636	641	601	572	604
Consolidated total	$580	$547	$528	$505	$493	$468	$483

Average number of selling communities
during the period:
Southeast	96	88	81	73	74	76	72
Southwest	54	55	56	54	53	49	45
West	65	60	61	57	58	58	57
Consolidated total	215	203	198	184	185	183	174

Backlog:
Southeast	954	992	944	771	884	910	893
Southwest	811	768	700	546	654	681	484
West	968	812	666	394	670	713	639
Consolidated total	2,733	2,572	2,310	1,711	2,208	2,304	2,016